EXHIBIT 3.3

                            RESOLUTIONS OF THE
                            BOARD OF DIRECTORS
                            A. SCHULMAN, INC.
                            January 11, 1996

                    WHEREAS, in order to provide a more orderly procedure for the conduct of annual meetings of stockholders and to afford the Board of Directors of this Corporation (the "Board") a more meaningful opportunity to consider the qualifications of proposed director nominees, this Board of Directors deems it desirable and in the best interests of this Corporation and its stockholders that this Corporation's By-laws be amended as hereinafter provided to include certain advance-notice requirements for stockholder business to be conducted at annual meetings and stockholder nominations to the Board;

                    NOW THEREFORE BE IT RESOLVED, that Section 2 of
          Article II of the By-laws shall be amended by adding to the end of such section the text attached to these resolutions as Exhibit A.

                    RESOLVED, that Section 3 of Article III of the By-laws shall be amended by adding to the end of such section the text attached to these resolutions as Exhibit B.

                    RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and directed, jointly and severally, for and in the name and on behalf of this Corporation, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions.

                    RESOLVED, that any actions taken by such officers on or prior to the date of the foregoing resolutions adopted at this meeting that are within the authority conferred by the foregoing resolutions are hereby ratified, confirmed and approved as the act and deed of this Corporation.


                                                          Exhibit A

                         To be properly brought before the meeting,
               business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the one year anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                         Notwithstanding anything in these by-laws
               to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2, provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

                         The presiding officer of the annual
               meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                                          Exhibit B

                         Only persons who are nominated in
               accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors at the annual meeting or at any special meeting of stockholders called for the election of directors may be made at a meeting of stockholders by or at the direction of the Board of Directors, including by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the one year anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and
               (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the special meeting was mailed or public disclosure of the date of the special meeting was made. Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director,
               (i) that person's consent to such nomination, (ii) the name, age, business address and residence address of the person, (iii) the principal occupation or employment of the person, (iv) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Section 14 under the Securities Exchange Act of 1934, as amended the "Exchange Act"), and the rules and regulations promulgated thereunder; and
               (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder, (iii) a description of all arrangements and understandings between such stockholder and each proposed nominee and any other person (including his name and address) pursuant to which the nomination(s) are to be made by such stockholder,
               (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director of the corporation. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth herein.

                         The presiding officer of the meeting
               shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.